UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2015

AMERICAN RAILCAR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

North Dakota	000-51728	43-1481791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Clark Street St. Charles, Missouri	63301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (636) 940-6000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2015, Longtrain Leasing III, LLC, a Delaware limited liability company (“Longtrain III”) and a limited purpose, wholly owned subsidiary of American Railcar Industries, Inc. (“ARI” or the “Company”), completed a private placement of $625,487,000 in aggregate principal amount of notes consisting of $250,000,000 in aggregate principal amount of its 2.98% Fixed Rate Secured Railcar Equipment Notes, Class A-1 (the “Class A-1 Notes”) and $375,487,000 in aggregate principal amount of its 4.06% Fixed Rate Secured Railcar Equipment Notes, Class A-2 (the “Class A-2 Notes” and collectively with the Class A-1 Notes, the “Notes”). The Notes have a legal final maturity date of January 17, 2045 and an expected principal repayment date of January 15, 2025. The Notes are obligations of Longtrain III only and are secured by, among other things, a portfolio of railcars and leases thereon acquired by Longtrain III pursuant to a contribution and sale agreement between Longtrain III and the Company, as described below.

The Notes are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States in accordance with Regulation S under the Securities Act. The Notes were sold to initial purchasers in an offering made pursuant to a note purchase agreement as described in the Company’s filing under Form 8-K filed January 23, 2015.

The Notes were issued pursuant to an Indenture, dated January 29, 2015 between Longtrain III and U.S. Bank National Association, as indenture trustee (the “Indenture Trustee”). The Class A-1 Notes bear interest at a fixed rate of 2.98% per annum, and the Class A-2 Notes bear interest at a fixed rate of 4.06% per annum. Interest on the Notes is payable monthly on the fifteenth calendar day of each month in accordance with the flow of funds described in the Indenture. While the legal final maturity date of the Notes is January 17, 2045, cash flows from Longtrain III’s assets will be applied, pursuant to the flow of funds provisions of the Indenture, so as to achieve monthly targeted principal balances. If the cash flow assumptions used in determining the targeted balances are met, it is anticipated that the Notes will be repaid well in advance of their stated legal final maturity date. There can be no assurance, however, that such cash flow assumptions will be realized. Also, under the flow of funds provisions of the Indenture, early amortization of the Notes may be required in certain circumstances. If the Notes are not repaid by the expected principal repayment date on January 15, 2025, additional interest shall accrue at a rate of 5% per annum and be payable monthly according to the flow of funds.

Longtrain III can prepay or redeem the Class A-1 Notes, in whole or in part, on any payment date and the Class A-2 Notes, in whole or in part, on any payment date occurring on or after January 16, 2018.

The Indenture contains covenants which limit, among other things, Longtrain III’s ability to incur additional indebtedness or encumbrances on its assets, pay dividends or make distributions, make certain investments, perform its business other than specified activities, enter into certain types of transactions with its affiliates, and sell assets or consolidate or merge with or into other companies. These covenants are subject to a number of exceptions and qualifications.

The Indenture also contains certain customary events of default, including among others, failure to pay amounts when due after applicable grace periods, failure to comply with certain covenants and agreements, and certain events of bankruptcy or insolvency. Certain events of default under the Indenture will make the outstanding principal balance and accrued interest on the Notes, together with all amounts then due and owing to the noteholders, immediately due and payable without further action. For other events of default, the Indenture Trustee, acting at the direction of a majority of the noteholders, may declare the principal of and accrued interest on all Notes then outstanding to be due and payable immediately.

Longtrain III has used the net proceeds from the sale of the Notes to purchase railcars from ARI pursuant to the Contribution and Sale Agreement described below. ARI has used and intends to use the proceeds from the sale of railcars to Longtrain III for general corporate purposes and to repay certain indebtedness, including the Longtrain II Lease Fleet Financing, a short-term bridge financing described in the Company’s filing on Form 8-K filed October 22, 2014, and the 2014 Lease Fleet Financing described in the Company’s filing on Form 8-K filed January 15, 2014.

The description above is a summary of the terms of the Notes and the Indenture. This description does not purport to be complete and is qualified in its entirety by reference to the documents themselves. Copies of the Indenture (including the forms of Notes) are attached hereto as Exhibit 4.1 and are incorporated herein by reference.

Contribution and Sale Agreement

On January 29, 2015 (the “Closing Date”), ARI and Longtrain III entered into a contribution and sale agreement (the “Contribution and Sale Agreement”). The Contribution and Sale Agreement governs transfers of railcars, the lease agreements pursuant to which such railcars are leased to third parties, the receivables associated therewith and certain other related assets (collectively, the “Assets”) that ARI may from time to time convey to Longtrain III. Transfers under the Contribution and Sale Agreement may be in the form of purchases and/or capital contributions. On the Closing Date, ARI transferred certain Assets to Longtrain III, partially as a sale for cash consideration and partially as a capital contribution to Longtrain III.

Railcar Management Agreement

On the Closing Date, Longtrain III entered into a railcar management agreement (the “Longtrain III RMA”) with American Railcar Leasing LLC (“ARL”), as manager (the “Manager”), under which ARL will manage, operate, market, store, lease, re-lease, sublease, service, repair, overhaul, replace, and maintain the railcars on behalf of Longtrain III. ARL will receive a management fee based on the lease revenues generated by the railcars in Longtrain III’s lease fleet that are managed by ARL and will also be reimbursed for certain of its expenses and other services. The Longtrain III RMA continues until terminated pursuant to its terms.

ARL is an affiliate of Mr. Carl Icahn, ARI’s principal beneficial stockholder through Icahn Enterprises L.P. The Longtrain III RMA was unanimously approved by the independent directors of ARI’s Audit Committee.

The description above is a summary of the terms of the Management Agreement. This description does not purport to be complete and is qualified in its entirety by reference to the Management Agreement itself. A copy of the Management Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture^

4.2	Forms of 2.98% Fixed Rate Secured Railcar Equipment Notes, Class A-1 (included in Exhibit 4.1)

4.3	Forms of 4.06% Fixed Rate Secured Railcar Equipment Notes, Class A-2 (included in Exhibit 4.1)

10.1	Railcar Management Agreement^

^	Indicates confidential treatment has been requested for certain provisions of this exhibit pursuant to Exchange Act Rule 24b-2. These provisions have been omitted from the filing and submitted separately to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015		American Railcar Industries, Inc.

	By:	/s/ Umesh Choksi
	Name:	Umesh Choksi
	Title:	Senior Vice President, Chief Financial Officer and Treasurer